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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K of Kinam Gold Inc.



/s/  Deloitte & Touche LLP

Toronto, Ontario
March 29, 2000